EXHIBIT 10.46

                    CONTRACT BUYOUT AND SEPARATION AGREEMENT

         This Contract Buyout and Separation Agreement (the "Agreement") is entered into as of the 26th day of January, 2001 by and between Hibernia Corporation, a Louisiana corporation, and Hibernia National Bank, a national banking association organized and existing under the laws of the United States (collectively, "Hibernia"), on the one hand, and Stephen A. Hansel ("Executive"), on the other hand.

         WHEREAS, Executive has been employed by Hibernia in the capacity of President and Chief Executive Officer pursuant to that certain Employment Agreement dated March 26, 1992 (the "Employment Agreement"); and

         WHEREAS, Executive has also served as a member of the Board of Directors of Hibernia Corporation and Hibernia National Bank and as an officer and director of various direct and indirect subsidiaries of Hibernia Corporation and Hibernia National Bank; and

         WHEREAS, Executive and Hibernia have mutually agreed to Executive's resignation from his employment with Hibernia and from the Board of Directors of Hibernia and all subsidiaries of Hibernia; and

         WHEREAS, Hibernia and Executive have agreed to terminate the Employment Agreement and to provide to Executive certain separation payments and other benefits pursuant to the terms and conditions set forth herein in connection with Executive's resignation of his Board positions and his employment and the buyout by Hibernia of the Employment Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual promises herein contained, the parties hereto agree as follows:

         Section 1. Resignation as Officer and Director. Hibernia and Executive acknowledge and agree that effective as of the 17th day of December, 2000 (the "Resignation Date"), Executive voluntarily resigned as President and Chief Executive Officer of Hibernia Corporation and Hibernia National Bank, as a member of the Board of Directors of Hibernia Corporation and Hibernia National Bank and as an officer and director of each and every direct or indirect subsidiary of Hibernia Corporation or Hibernia National Bank (such subsidiaries are collectively referred to herein as the "Subsidiaries") for which Executive then served as an officer or director. On the Resignation Date, Executive executed a letter of resignation evidencing the foregoing resignations, which resignations were accepted as of such date. Executive acknowledges and agrees he has not and will not furnish Hibernia with a letter of the type described in item 6 of Form 8-K.

         Section 2. Resignation from Employment. By execution of this Agreement, Executive hereby voluntarily resigns as an employee of Hibernia and the Subsidiaries, such resignation to be effective as of the 31st day of January, 2001 (the "Separation Date"), and such resignations are hereby accepted. From the Resignation Date through and including the Separation Date, Executive shall continue as a common law employee of Hibernia, whose duties shall be prescribed by the Board of Directors of Hibernia and shall include, but not be limited to, assisting the Board of Directors and management of Hibernia in Hibernia's transition to a new president and chief executive officer. Until the Separation Date, Executive's e-mail and voicemail connections at Hibernia shall remain in place and, until the Separation Date, Executive is expected promptly to respond to e-mails and voicemails of a substantive nature and to forward them as appropriate to Hibernia's other management officials and/or Chief Executive Officer. Executive's e-mail and voicemail connections at Hibernia shall be disconnected thirty (30) days after the Separation Date. Except as may be expressly provided herein, the parties intend that Executive shall be credited with service and compensation through the Separation Date in accordance with the terms of any employee benefit plan (whether qualified or nonqualified)
maintained by Hibernia in which Executive participates and that expense reimbursement by Hibernia shall continue through the Separation Date in accordance with the custom and practice of Hibernia immediately prior to the Resignation Date, provided that after the Resignation Date Executive shall not incur expenses not previously agreed to.

         Section 3. Termination of Employment Agreement. Executive acknowledges and agrees that the execution of this Agreement shall constitute satisfaction in full of Hibernia's obligations under, and the extinguishment and termination of, the Employment Agreement and that the Employment Agreement was terminated and extinguished as of the Resignation Date. From and after the Resignation Date, this Agreement shall constitute the sole agreement between the parties relating to Executive's rights and Hibernia's obligations upon cessation of Executive's employment.

         Section 4. Compensation and Benefits. Executive shall receive the amounts and benefits described on Appendix A hereto and such amounts and benefits shall be paid to Executive at such times and in such manner as set forth therein, which appendix shall be deemed to form a part of this Agreement by this reference.

         Section 5. Hibernia Property. Executive shall be permitted to retain without charge as his personal property the desk and credenza previously located in his office (which have been placed in storage by Hibernia for Executive's benefit), the laptop and desktop computers, printer and fax/copier previously furnished him by Hibernia (which Hibernia acknowledges it has furnished to Executive and which Executive acknowledges he has taken possession of). Executive acknowledges that Hibernia can remove (or require Executive to remove) any software loaded on such computers and licensed to Hibernia if Executive's possession or use of such software after the Separation Date would violate any license agreement to which Hibernia or any of the Subsidiaries is a party, and Executive agrees to make the computers available to Hibernia for such purpose. Executive agrees that all materials, records and documents (whether written or in electronic form) made by Executive or in his possession concerning the business, affairs or plans of Hibernia or any of the Subsidiaries, or other items of property held by or for Executive but owned or used by Hibernia or any of the Subsidiaries, are and shall be the sole property of Hibernia. Executive agrees prior to the Separation Date or promptly thereafter to deliver to Hibernia (and not to retain or destroy) any and all such Hibernia property including, but not limited to, keys, credit and identification cards, client files and information, acquisition files and information, contact information for clients and customers and all other files and documents relating to Hibernia, its plans, its business or its affairs, together with all written or recorded materials, documents, computer discs, plans, records, notes or other papers belonging to Hibernia.

         Section 6. No Other Payments or Obligations. Executive understands and agrees that neither Hibernia nor any successor of Hibernia will be obligated in any way to provide him with future employment, compensation and/or benefits, other than those provided for herein, in any amount or for any reason. The payments provided for herein include all payments due Executive pursuant to the Employment Agreement and all benefit plans provided by Hibernia in which Executive participates or has participated.

         Section 7. No Admissions. It is expressly understood and agreed that by entering into this Agreement, neither Hibernia nor Executive in any way admits that it or he has treated the other unlawfully or wrongfully in any way. Neither this Agreement, nor the implementation thereof, shall be construed to be, or shall be admissible in any proceedings as, evidence of an admission by Hibernia or Executive of any violation of, or failure to comply with, any federal, state or local law, ordinance, agreement, rule, regulation or order. However, Executive agrees that this section does not preclude introduction of this Agreement by Hibernia to establish that all of Executive's claims against Hibernia and the Subsidiaries relating to the subject matter hereof were settled, compromised and released according to the terms of this Agreement.

         Section 8. Mutual Release.  Executive  and  Hibernia   agree   to   the
execution of a mutual release, in the form attached hereto as Appendix B, such release to be executed on and as of the Separation Date.

         Section 9. Cooperation in Claims. With respect to any claim asserted by or brought against Hibernia or the Subsidiaries in relation to its or their business and/or against Executive in his former capacity as employee, officer or director of Hibernia or the Subsidiaries, Executive, upon reasonable notice and at the written request of an executive officer of Hibernia, and without requiring a court order or other compulsion, agrees to make himself and any necessary records or documents in his possession reasonably available to Hibernia for reasonable time periods to prosecute or defend any such claim; and Executive will use his best efforts to cooperate with Hibernia in prosecuting or defending any such claim, provided, however, that in any case where Executive is required to travel for any consultation or legal proceedings at the express written request of an executive officer of Hibernia (excluding any instance where Hibernia and Executive are on opposite sides of the litigation, in any other opposing position or in possible adverse positions), Executive shall be entitled to receive reimbursement of reasonable travel costs incurred.

         Section 10.Covenant Not to Compete.

         (a) Executive and Hibernia acknowledge and agree that as of the Resignation Date, Hibernia is engaged in the commercial banking, retail and consumer banking, small business banking, insurance and securities businesses ("Hibernia's Business") and that as of the Resignation Date, Hibernia is conducting one or more of such businesses in the parishes listed on Appendix D hereto in the State of Louisiana (the "Restricted Area").

         (b) In respect of the consideration described herein, the sufficiency of which is hereby acknowledged, during the period commencing on February 1, 2001 and ending on January 31, 2003 (the "Restriction Period"), Executive shall not carry on, engage or take part in, render services to or own, share in the earnings of, or invest in the stock, bonds or other securities of any other entity directly or indirectly engaged in Hibernia's Business or in a business similar thereto within the Restricted Area, whether on his own behalf or on behalf of any other person or entity, whether as owner, director, principal, agent, partner, officer, employee, independent contractor, consultant, stockholder, licensor or otherwise, alone or in association with any other person; provided that, Executive may own passive investments in the securities of any similar business (but without otherwise participating in such similar business) if such securities are listed on any national or regional securities exchange or traded in the over-the-counter market and if Executive's ownership interest is less than 5% of any class of securities of a similar business.

         (c) During the Restriction Period, Executive shall not, either directly or indirectly, through one or more intermediaries or otherwise, on or for his own behalf or on behalf of any other person or entity, solicit, induce, recruit, encourage, advise or counsel any customer of Hibernia or any of the Subsidiaries to cease being a customer of Hibernia or any of the Subsidiaries, to do business with another person or entity that engages in all or part of Hibernia's Business or otherwise to take away such customer or attempt to do any of the foregoing.

         (d) If Hibernia ceases to engage in all of Hibernia's Business in a parish included in the Restricted Area, such parish shall thereupon cease to be part of the Restricted Area unless and until Hibernia again carries on or engages in Hibernia's Business therein, but all remaining portions of such Restricted Area shall continue to be part thereof.

         (e) If any portion of this Section 10 shall be determined to be invalid or unenforceable for any reason, the remaining provisions of this Section 10 shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by applicable law. Without limiting the generality of the preceding sentence, if it is determined that any Restricted Area exceeds the maximum area in which Section 10 may lawfully apply, or that Section 10 otherwise exceeds any maximum limitation imposed by law, then it is the intention of the parties that Section 10 shall not thereby be rendered unenforceable, but rather that the excessive provision be modified so as to render Section 10 enforceable to the maximum extent.

         Section 11. Additional Limitations on Other Activities. In respect of the consideration described herein, the sufficiency of which is hereby acknowledged, for a period commencing on February 1, 2001 and ending on January 31, 2002, Executive shall not, either directly or indirectly, through one or more intermediaries or otherwise, on his own behalf or on behalf of any other person or entity, employ, solicit, induce, recruit, encourage, advise or counsel any employee or agent of Hibernia or any of the Subsidiaries to leave their employment, or take away such employees or agents or attempt to solicit, induce, recruit, encourage or take away such employees or agents. Executive may respond to unsolicited requests for employment by such employees or agents.

         Section 12.  Confidential  and   Proprietary   Information.   Executive
acknowledges and agrees that any and all nonpublic information regarding Hibernia, the Subsidiaries or any customer of Hibernia or any of the Subsidiaries is confidential and the unauthorized disclosure of such information could result in irreparable harm to Hibernia. Executive shall not, for a period commencing on February 1, 2001 and ending on January 31, 2006, disclose or permit the disclosure of any such information to any person other than a person employed by Hibernia or engaged by Hibernia to render professional services to Hibernia under circumstances requiring such person to adhere to an obligation of confidentiality with respect to Hibernia, except as such disclosure may be required by statute, regulation or judicial or administrative order, in which case Executive shall provide Hibernia prior written notice of such requirement and an opportunity to contest the same. Such disclosure shall be deemed to be so required if required by such statute, regulation or order (including any subpoena or other demand for information purporting to be made under authority of any statute, regulation or order) on the face thereof, and Executive shall have no obligation to contest such statute, regulation or order. The term "confidential information" does not include any information which, at the time of disclosure, is in the public domain through no breach by Executive of his obligation of confidentiality. Executive agrees that he will not take with him any document belonging to Hibernia or any of its affiliates which is of a confidential or proprietary nature relating to Hibernia or any such affiliate.

         Section 13. Business Reputation. Executive agrees to refrain from performing any act, engaging in any conduct or course of action or making or publishing any statements, claims, allegations or assertions which have or may reasonably have the effect of demeaning the name or business reputation of Hibernia or any of the Subsidiaries, or any of its or their employees, officers, directors, agents or advisors or which adversely affects (or may reasonably be expected adversely to affect) the best interests (economic or otherwise) of any of them. Hibernia agrees, except as may be required by law, to refrain from making or publishing any statements, claims, allegations or assertions which it believes have or may reasonably be expected to have the effect of demeaning the name or business reputation of Executive.

         Section 14. Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, successors, heirs, distributes, devisees and legatees. Executive may not sell, assign, pledge or transfer his rights or obligation hereunder, except as to any payment which may be assigned by will or the laws of intestacy. This Agreement shall also be binding upon, inure to the benefit of and be enforceable by any successor to Hibernia by reason of any merger, consolidation or sale of assets, dissolution or other reorganization or other form of business combination by Hibernia.

         Section 15. Knowing and Voluntary. Executive acknowledges that he has obtained legal counsel with respect to the terms and conditions of this Agreement, including its Appendices and Exhibits, that he and his counsel have reviewed the terms and conditions of this Agreement, that he understands its terms and that he has executed this Agreement voluntarily and without any coercion, undue influence, threat or intimidation of any kind whatsoever.

         Section 16. Arbitration. Any dispute, controversy or claim arising out of or relating to this Agreement, the termination of or purchase of Executive's rights under the Employment Agreement or Executive's employment with Hibernia or cessation of employment with Hibernia, including but not limited to any claim of discrimination under state or federal law, shall be resolved exclusively through binding arbitration conducted by three arbitrators in accordance with the rules of the American Arbitration Association then in effect; provided, however, that in the event of a claimed violation of Sections 5, 8, 9, 10, 11, 12 or 13 hereof, Hibernia may also seek injunctive or other relief as specified in
Section 23 hereof. The parties agree that any arbitration proceeding shall be conducted in New Orleans, Louisiana and consent to exclusive jurisdiction and venue there. The award of the arbitrators shall be final and binding, and the parties waive any right to appeal the arbitral award, to the extent that a right to appeal may be lawfully waived. Each party retains the right to seek judicial assistance to compel arbitration and to enforce any decision of the arbitrators, including but not limited to the final award.

         Section 17. Captions and Paragraph Headings. Captions and paragraph headings used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.

         Section 18. Entire Agreement. Except as otherwise expressly provided herein, this Agreement and the Appendices and Exhibits hereto (including the agreements referred to herein as continuing and the Release) shall constitute the entire agreement between Hibernia and Executive with respect to the subject matter hereof and supersede all prior arrangements or understandings with respect to the subject matter hereof, written or oral. Any subsequent alteration in, or variance from, any term or condition of this Agreement shall be effective only if executed in writing and signed by Executive and Hibernia. Nothing in this Agreement expressed or implied is intended to confer upon any person, other than Hibernia, Executive and their respective successors, any rights, remedies, obligations or liabilities under or by any reason of this Agreement. The parties hereto further acknowledge and agree that that certain Contract Buyout Proposal executed on December 17, 2000 has been cancelled and terminated and that such buyout proposal is of no further force and effect.

         Section 19. Choice of Law. This Agreement, and the rights and obligations of the parties hereto, shall be governed and construed in accordance with the laws of the State of Louisiana without consideration of the conflicts of laws provisions thereof.

         Section 20. Negotiated Agreement. The Agreement was negotiated between the parties hereto, and the fact that one party or the other drafted this Agreement shall not be used in its interpretation.

         Section 21. Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) or sent by overnight courier to the parties at the following addresses or facsimile numbers:

         If to Executive to:

                  Stephen A. Hansel
                  [Home Address]

         With a copy to:

                  Adam Chinn, Esq.
                  Wachtell, Lipton, Rosen & Katz
                  51 W. 52nd Street
                  New York, N.Y.  10019
                  Facsimile No. 212-403-2000

         If to Hibernia to:

                  Hibernia Corporation
                  P.O. Box 61540
                  New Orleans, Louisiana  70161
                  Attention:  Chief Executive Officer
                  Facsimile No.  504-533-2447

         With a copy to:

                  Corporate Law Division
                  Hibernia National Bank
                  225 Baronne Street, 11th Floor
                  New Orleans, Louisiana  70112
                  Attention:  Cathy E. Chessin
                  Facsimile No.  504-533-5595


All such notices, requests and other communications will (i) if delivered personally or by overnight courier to the address as provided in this section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this section, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other person to whom a copy of such notice, request or other communication is to be delivered pursuant to this section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving written notice specifying such change to the other parties hereto.

         Section 22. Waiver. The failure by any party to enforce any of its rights hereunder shall not be deemed to be a waiver of such rights, unless such waiver is an express written waiver which has been signed by the waiving party. Waiver of any one breach shall not be deemed to be a waiver of any other breach of the same or any other provision hereof.

         Section 23. Remedies. In the event of a breach or threatened breach by Executive of the provisions of Sections 5, 8, 9, 10, 11, 12 or 13 hereof, Executive agrees that Hibernia shall be entitled to a temporary restraining order or a preliminary injunction (without the necessity of posting bond in connection therewith) and that any additional payments or benefits due to Executive or his dependents hereunder shall be cancelled and forfeited, except as such additional benefits may be required by law. Nothing herein shall be construed to prohibit Hibernia from pursuing any other remedy available to it for such breach or threatened breach, including the recovery of damages from Executive.

         Section 24. Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

         IN WTINESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

WITNESSES:                          HIBERNIA CORPORATION

__________________                  By:  _________________________
Name:  ___________
         (please print)
__________________
Name:  ___________
         (please print)



                                    HIBERNIA NATIONAL BANK

__________________
Name:  ___________                  By:  _________________________
         (please print)


__________________
Name:  ___________
         (please print)



                                    EXECUTIVE:
__________________
Name:  ___________
         (please print)
                                    __________________

__________________
Name:  ___________
         (please print)

                    CONTRACT BUYOUT AND SEPARATION AGREEMENT

                                   APPENDIX A

         This Appendix A is intended to form a part of that certain Contract Buyout and Separation Agreement (the "Agreement") by and between Stephen A. Hansel ("Executive") and Hibernia Corporation and Hibernia National Bank (collectively, "Hibernia") and to more fully describe the compensation and benefits due to Executive under the terms of Section 4 of such Agreement. Capitalized terms not otherwise defined in this Appendix A shall have the meanings given such terms in the Agreement.

         A. Payment. Hibernia shall make an aggregate payment to Executive in the amount of $2,000,000, which amount shall be paid in the form of (a) continued salary and benefits through the Separation Date, subject to federal and Louisiana income and employment taxes, and (b) provided that Executive executes the Mutual Release attached to this Agreement as Exhibit B (the "Release") on the Separation Date, a single sum of $1,945,832 to be paid on February 1, 2001. Executive agrees that such single sum payment shall be subject to withholding as supplemental wage payment(s) for federal income tax purposes and income taxes of the appropriate state. The payment shall also be subject to withholding for federal employment tax purposes and employment taxes of the appropriate state.

         B. Medical Benefits. Provided that Executive executes the Release on the Separation Date, commencing on February 1, 2001 and ending on the earlier of
(a) July 31, 2002, or (b) the date Executive is covered under another employer's group medical plan, Hibernia will pay for the benefit of Executive and his dependents who were covered on December 16, 2000, the cost of group medical coverage in accordance with the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"). In the event Executive or any such dependent is not covered under another employer's group medical plan at the time that COBRA coverage ceases, Hibernia will purchase and pay the premiums for comparable medical coverage for Executive (and any such dependents) until the earliest to occur of (a) the date Executive is covered under another employer's group medical plan, (b) March 31, 2003, or (c) the date any such dependent ceases to be a dependent as defined in Hibernia's group medical plan. Executive shall promptly notify Hibernia of any change in the status of any such dependents. Hibernia shall not be required to pay the cost of medical coverage for any person who was not a dependent on December 16, 2000.

         C. Existing Stock Options. At various times during his employment, Executive was granted options to purchase Hibernia common stock. As of December 17, 2000, Executive held the number of options as reflected on Exhibit A-1 hereto. Hibernia agrees that as of January 31, 2001, provided that Executive executes the Release on the Separation Date, (a) Executive's resignation from employment will be treated as a retirement for purposes of the option grants listed on Exhibit A-1 hereto (which would result in the expiration dates as listed on Exhibit A-1 hereto), (b) Hibernia will take all action necessary to extend the exercise period of the options granted pursuant to option grants 003190, 003551 and 004610 as listed on Exhibit A-1 (the "Extended Options") through January 31, 2006 and to accelerate the vesting on any unvested portion of such Extended Options so that all unvested options will vest as of January 31, 2001, provided that any of such Extended Options that have an exercise price as of the date this Agreement is executed that is less than the closing price of Hibernia's common stock on the day immediately preceding the date of execution of this Agreement shall not be an Extended Option and, as a result, shall not have an extended exercise period or accelerated vesting period, and (c) Hibernia will take all action necessary to accelerate the vesting of the options granted pursuant to option grant 005629 as listed on Exhibit A-1 so that all unvested options will vest as of January 31, 2001. All other terms and provisions of the options listed on Exhibit A-1 as set forth in the option agreements reflecting those option grants will remain in full force and effect. To the extent any of the foregoing actions require the amendment of outstanding option agreements, by execution of this Agreement, Executive consents to such amendments. Executive agrees that amounts treated as compensation upon exercise of the options listed on Exhibit A-1 shall be subject to withholding as supplemental wage payments for federal income tax purposes and the income taxes of the appropriate state. The payments shall also be subject to withholding for employment tax purposes.

         D. Additional Stock Options. On or prior to January 31, 2001, Hibernia shall grant to Executive a nonqualified option to purchase 250,000 shares of Class A Common Stock of Hibernia Corporation (the "Additional Option") in the form and subject to the terms and conditions set forth on Appendix C hereto. Executive agrees that amounts treated as compensation upon exercise of such option shall be subject to withholding as supplemental wage payments for federal income tax purposes and income taxes of the appropriate state. The payments shall also be subject to withholding for employment tax purposes. The Additional Option shall be subject to forfeiture if Executive fails to execute the Release on the Separation Date.

         E. Change of Control Payment. Provided that Executive executes the Release on the Separation Date, in the event a Change of Control of Hibernia occurs on or before March 31, 2003 or is announced on or before March 31, 2003 and the announced transaction is consummated within six months of the announcement, Hibernia will pay to Executive an additional single sum payment in the amount of $1,000,000. Such amount shall be paid not later than ten days after the occurrence of the Change of Control. For purposes of this section, "Change of Control" shall mean (i) a person, including a "group" as defined in
Section 13(d)(3) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, becomes the beneficial owner of shares of Hibernia Corporation having 50% or more of the voting power of Hibernia Corporation, (ii) Hibernia Corporation sells or disposes of all or substantially all of its assets or substantially all of the assets of Hibernia National Bank, or (iii) during any period of two consecutive calendar years, the individuals who at the beginning of such period constitute the Board of Directors of Hibernia Corporation cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election, by the shareholders of Hibernia Corporation of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period. No definition of "Change of Control" other than the definition stated in the preceding sentence shall apply to the change of control payment provided for herein. Executive agrees that such payment shall be subject to withholding as a supplemental wage payment for federal income tax purposes and income taxes of the appropriate state. The payment shall also be subject to withholding for employment tax purposes.

         F. Split Dollar Life Insurance Plan. Hibernia shall amend the Split Dollar Life Insurance Plan (the "Split Life Plan") to allow Hibernia to pay for the benefit of Executive the corporate portion of the premiums on the following four life insurance policies until March 31, 2003, which payments shall be made when due provided that Executive executes the Release on the Separation Date:
(a) Policy No. 13827164,  (b) Policy No.  13852773,  (c) Policy No. 15435425 and
(d) Policy No. 15435441 (the "Policies"). Executive acknowledges that to the extent deemed necessary or appropriate by Hibernia, the payment of such premiums shall constitute compensation to him in the year of payment. As of March 31, 2003 (or such earlier date as Hibernia is notified that Executive has not paid his portion of the premiums on the Policies, which shall be entirely Executive's obligation), an "Early Termination" shall be deemed to have occurred and the provisions of Section 6.1 of the Split Life Plan shall apply to the Policies. By execution of this Agreement, Executive consents to the modification of the Split Life Plan as contemplated herein. Executive acknowledges and agrees that no other benefits shall accrue to him with respect to the Split Life Plan and no other payments shall be made to him with respect to such plan. Executive agrees that to the extent deemed necessary or appropriate by Hibernia, such payments from the plan may be treated as compensation and that such amounts shall be subject to withholding as supplemental wage payments for federal income tax purposes and income taxes of the appropriate state. The payments shall also be subject to withholding for employment tax purposes. Executive further agrees that he will be required to pay his portion of the premiums on the Policies as follows: A payment (of $5,100.00) will be due within thirty days of January 31, 2001 (for his portion of the premiums through December 31, 2001); a second payment (of $6,125.00) will be due on or before January 1, 2002 (for his portion of the premiums through December 31, 2002); and the third payment (of $1,690.00) will be due on or before January 1, 2003 (for his portion of the premiums through March 31, 2003).

         G. Deferred Award Plan. Hibernia shall make a Deferred Award (as defined in the Deferred Award Plan) on behalf of Executive to the Deferred Award Plan for the year 2000 in the amount specified by the terms of the Deferred Award Plan, which Deferred Award shall be made at the time provided for in the Deferred Award Plan. On or as of January 31, 2001, provided that Executive executes the Release on the Separation Date, Hibernia shall make an extraordinary Deferred Award on behalf of Executive to the Deferred Award Plan of $225,000 with respect to the year 2000. In the event that the extraordinary Deferred Award is made prior to January 31, 2001 (to enable Hibernia to report 2000 wage payments timely or for any other reason), such award shall be subject to forfeiture and immediately returned to Hibernia if Executive fails to execute the Release on the Separation Date. To the extent any of the foregoing actions constitute an amendment or modification of the Deferred Award Plan, by execution of this Agreement, Executive consents to such amendment or modification. Executive agrees that such awards shall be subject to withholding for employment tax purposes and that other amounts due Executive may be reduced to satisfy this obligation.

         With respect to the Deferred Award Plan, Executive acknowledges and agrees as follows: (i) that he is fully vested under the Deferred Award Plan;
(ii) that the balance in Executive's Vested Account (as defined in the Deferred Award Plan) as of December 31, 2000 prior to the awards described above is $152,639.21; (iii) that other than the Deferred Awards provided for herein, no additional amounts (except Interest as provided for in the Deferred Award Plan) shall be credited to his account under the Deferred Award Plan; and (iv) that his Vested Account (as defined in the Deferred Award Plan) shall be paid to him in the form of a single payment on or before March 1, 2002, subject to withholding as a supplemental wage payment for federal income tax purposes and income tax of the appropriate state. Executive acknowledges and agrees that no other benefits shall accrue to him and no other payments shall be made to him under the Deferred Award Plan.

         H. Supplemental Stock Compensation Plan for Key Management Employees. Executive acknowledges and agrees as follows: (i) that he is fully vested under the Supplemental Stock Compensation Plan for Key Management Employees (the "Supplemental Plan"); (ii) that an allocation in the amount specified by the terms of the Supplemental Plan shall be made to Executive's account under the Supplemental Plan as of December 31, 2000; (iii) that no additional amounts shall be credited to his account under the Supplemental Plan after December 31, 2000; (iv) that the balance in Executive's Vested Account (as defined in the Supplemental Plan), as of December 31, 2000 prior to the allocation referenced above is $118,921.72; and (v) that his Vested Account (as defined in the Supplemental Plan) shall be paid to him in the form of a single payment on or before March 1, 2002. Executive acknowledges that allocations under the plan shall be subject to employment taxes and that payments from the plan shall be subject to withholding as supplemental wage payments for federal income tax purposes and income tax of the appropriate state. Executive acknowledges and agrees that no other benefits shall accrue to him and no other payments shall be made to him with respect to the Supplemental Plan.

         I. Deferred Compensation Plan for Key Management Employees. Executive acknowledges and agrees as follows with respect to the Deferred Compensation Plan for Key Management Employees (the "Deferred Compensation Plan"): (i) that Executive is fully vested in his Deferred Matching Makeup Account; (ii) that as of December 31, 2000, the balance in Executive's Deferred Matching Makeup Account is $285,390.83; (iii) that no additional amounts shall be credited to Executive's account under the Deferred Compensation Plan; and (iv) that Executive's account shall be paid to him in the form of a single payment on or before March 1, 2002, subject to withholding as a supplemental wage payment for federal income tax purposes and income tax of the appropriate state. Executive acknowledges and agrees that no other benefits shall accrue to him and no other payments shall be made to him under the Deferred Compensation Plan.

         J.  Vacation/Sick Pay.   Executive  acknowledges  and  agrees  that  no
further amounts are due him other than as specifically provided herein and that no amounts are due for vacation pay or sick pay.

         K. Initiation Fee. As of the Resignation Date, no further initiation fees or club dues shall be paid by Hibernia on Executive's behalf.

         L. Home Security System. Routine and customary maintenance and monitoring charges for Executive's home security system for his residence(s) in the New Orleans area shall be paid through the Separation Date and no further payments for installation, maintenance or monitoring shall be paid by Hibernia with respect to such home security system after the Separation Date.

         M. Retirement Security Plan/Employee Stock Ownership Plan and Trust. Executive acknowledges that he is a participant in the Retirement Security Plan and the Employee Stock Ownership Plan and Trust, each maintained by Hibernia Corporation, and that his benefits under such plans shall be determined in accordance with the terms and conditions of such plans and any election related thereto.

         N. Other Insurance. Executive acknowledges that as of the Separation Date, Hibernia shall cease, whether directly or indirectly, to pay premiums for any other policy of insurance with respect to which Executive is named as the insured. Executive acknowledges that any such policy shall lapse, be canceled or otherwise disposed of in accordance with its terms, including the terms of any ancillary or collateral document related thereto.

         O. No Additional Benefits. Executive acknowledges and agrees that except as expressly provided herein, his coverage under any benefit plan, program, policy or arrangement sponsored or maintained by Hibernia shall cease and be terminated as of the Separation Date. Executive further acknowledges and agrees that no payment made by Hibernia pursuant hereto is subject to any employer matching obligation or any other employer contribution under any benefit or deferred compensation plan, whether or not any such payment is characterized as wages or compensation.

         P. Tax Consequences. Executive acknowledges that he has been encouraged to obtain personal tax advice concerning the terms of the Agreement and, in particular, this Appendix A and that neither Hibernia nor any of its officers, directors or employees have provided tax advice to him or otherwise guaranteed the tax consequences to Executive of any payment or benefit contemplated hereunder. Executive further acknowledges that certain of the options listed on Exhibit A-1 hereto are incentive stock options. As such, the tax treatment of such options is subject to limitations on the time and manner of exercise and the disposition of the underlying securities acquired on exercise. Neither Hibernia nor any of its officers, directors or employees have provided tax advice to Executive with respect to such options or otherwise guaranteed the tax consequences thereof.

         Q. Tax Controversy. Executive acknowledges that Hibernia now intends to treat the payments, contributions, distributions or other amounts described in paragraphs A, C, D, E, F, G, H and I of this Appendix A as supplemental wage payments under the laws of the State of Louisiana that are subject to withholding and remission of income tax at the applicable rate. Hibernia acknowledges that Executive disputes such withholding and remission, which he consents to under protest for tax purposes only. Nevertheless, in order to facilitate the payments, contributions and distributions contemplated in this Appendix A, Executive agrees that such withholding and remission by Hibernia shall not constitute a breach of this Agreement.

           Executive may, at any time, furnish to Hibernia evidence satisfactory to Hibernia that such withholding and remission does not apply. In such event, and to the extent that Hibernia, in its sole discretion, determines that such withholding and remission is not required, Hibernia shall not make such withholding and remission with respect to any payments or other distributions subsequently due or payable under this Agreement. Executive acknowledges that his remedy for the withholding and remission of amounts hereunder is protest to the State of Louisiana, including appropriate legal and/or administrative action against such state or its appropriate agencies. In no event, however, shall Executive name Hibernia as a party thereto.

         Hibernia acknowledges receipt of Executive's Declaration of Domicile, dated December 20, 2000, which was intended to establish that Executive was domiciled in and a resident of the State of Florida as of such date.

                    CONTRACT BUYOUT AND SEPARATION AGREEMENT

                                   EXHIBIT A-1

                                     OPTIONS

                               Exercise Price               #Options
Grant Date       Option#            Per Share            Outstanding

3/26/92           001505            $  4.1875                328,360

3/26/93           001717            $  7.1875                 13,913

3/26/93           001718            $  7.1875                628,753

3/25/94           002009            $  7.9375                 12,598

3/25/94           002010            $  7.9375                643,428

1/23/95           002151            $  6.9375                125,000

3/18/96           002671            $ 10.1875                125,000

1/27/97           003190            $ 13.4375                125,000

1/27/98           003551            $ 18.2813                150,000

1/26/99           004610            $ 16.0938                175,000

1/25/00           005629            $  9.9063                185,000

                    CONTRACT BUYOUT AND SEPARATION AGREEMENT

Grant Date       Option#         Expiration of Option after Retirement

3/26/92           001505                    March 26, 2002

3/26/93           001717                    March 26, 2003

3/26/93           001718                    March 26, 2003

3/25/94           002009                  January 31, 2002

3/25/94           002010                  January 31, 2002

1/23/95           002151                  January 31, 2002

3/18/96           002671                  January 31, 2002

1/27/97           003190                  January 31, 2006
                                    (if an Extended Option)
                                          January 31, 2002
                                (if not an Extended Option)

1/27/98           003551                  January 31, 2006
                                    (if an Extended Option)
                                          January 31, 2002
                                (if not an Extended Option)

1/26/99           004610                  January 31, 2006
                                    (if an Extended Option)
                                          January 31, 2002
                                (if not an Extended Option)

1/25/00           005629                  January 31, 2002

                    CONTRACT BUYOUT AND SEPARATION AGREEMENT

                                   APPENDIX B

                                 MUTUAL RELEASE

         This Mutual Release (the "Release") is made and entered into as of this 31st day of January, 2001, by and between Hibernia Corporation and Hibernia National Bank (collectively, "Hibernia") and Stephen A. Hansel ("Executive") and is intended to set forth the mutual releases contemplated under Section 8 of that certain Contract Buyout and Separation Agreement by and between the parties hereto executed as of January __, 2001 (the "Agreement").

         A. Release By Executive. Executive acknowledges that the payments and benefits made under the terms of the Agreement, as set forth in Appendix A thereto, are sufficient to support this Release. Executive also acknowledges that the payment of the compensation and benefits described in paragraphs A through G of Appendix A to the Agreement is contingent upon the execution of this Release and that such payments and benefits are in addition to any other wages or benefits to which Executive is entitled, receipt of which is hereby acknowledged.

         Executive, on behalf of himself, his heirs, representatives, administrators, estates, successors and assigns, does hereby irrevocably and unconditionally remise, release and forever discharge Hibernia Corporation and Hibernia National Bank and its or their predecessors, parents, subsidiaries, affiliates, benefit plans and arrangements and its or their past, present and future officers, directors, trustees, administrators, fiduciaries, stockholders, agents, employees and attorneys, as well as the heirs, successors and assigns of any of such persons or such entities (hereinafter separately and collectively called "Releasees"), from all manner of suits, actions, causes of action, damages and claims, known or unknown, legal or equitable, that he has, or may have, against any of the Releasees for any actions up to and including the date of this Release and the continuing effects thereof, including without limitation, any claims arising by virtue of his status as a shareholder, officer, employee and/or director of Hibernia or out of his employment or resignation from or other termination of employment with Hibernia or out of the Employment Agreement (as defined in the Agreement) or the termination thereof. Except for the performance of the provisions of the Agreement, it is the intention of Executive to effect a general release of all such claims.

         This Release includes, but is not limited to, claims which were asserted, could have been asserted or could be asserted by Executive, or on his behalf, arising out of his employment with Hibernia or the resignation from such employment or other termination thereof or the termination of the Employment Agreement (as defined in the Agreement), including but not limited to, claims under federal or state laws, federal, state and local statutes, ordinances, executive orders, the Employee Retirement Income Security Act of 1974, as amended, and state or local law claims of any kind. Executive acknowledges that he may have sustained or may yet sustain damages, costs or expenses that are presently unknown and that relate to claims between him and the Releasees released by this Release and he agrees that he is waiving all such claims. For the purpose of implementing a full and complete release and discharge of the Releasees, Executive expressly acknowledges this Release is intended to include in its effect, without limitation, all claims that he does not know or suspect to exist in his favor at the time he signs this Release and that this Release contemplates the extinguishment of any such claim or claims. Executive shall forever refrain and forbear from commencing, instituting or prosecuting any lawsuit, action, claim or proceeding before or in any court or arbitration proceeding against the Releasees by or naming or joining such Releasees as parties to collect or enforce any claims or causes of action which are released and discharged hereby.

         Executive hereby acknowledges and agrees that he has knowingly relinquished, waived and forever released any and all other claims and/or remedies that might be available to him, including without limitation, claims for back pay, front pay, fringe benefits, contract and compensatory damages, punitive damages and attorneys' fees or expenses of litigation.

         The foregoing release and covenant not to sue is not, however, intended to release or apply to, and shall not release or apply to any right of Executive to claim or receive indemnification and related benefits as an officer or director of Hibernia under any applicable law or Hibernia's Articles of Incorporation or Articles of Association or Bylaws or to claim or receive insurance coverage or to be defended under any directors and officers insurance coverage which applies to or benefits directors and/or officers of Hibernia and which applies to Executive without the purchase by Hibernia of any additional or tail coverage.

         B. Release By Hibernia. In consideration for Executive's promises and releases herein, the sufficiency of which is hereby acknowledged, Hibernia, for itself, its subsidiaries, successors and assigns, now and forever, hereby releases and discharges Executive from any and all claims, legal or equitable actions, liability or litigation, real or contemplated, known or unknown, that Hibernia may now have or may later claim to have had against Executive for any actions up to and including the date of this Release, including without limitation, any claims arising out of Executive's employment or resignation from or other termination of employment with Hibernia or the termination of the Employment Agreement (as defined in the Agreement), provided that Hibernia does not release or waive any claims regarding Executive's performance or nonperformance of the Agreement or any claims arising from any allegations of or illegal acts or unlawful conduct by Executive or any claims against Hibernia for any ultra vires acts by Executive or any claims which any bank regulatory authority advises Hibernia cannot lawfully be released, which claims are expressly reserved. Hibernia acknowledges that it may have sustained or may yet sustain damages, costs or expenses that are presently unknown and that relate to claims between it and Executive which are nonetheless released hereby. For the purpose of implementing a full and complete release and discharge of Executive, except with respect to the exceptions set forth above, Hibernia expressly acknowledges this Release is intended to include in its effect, without limitation, all claims that it does not know or suspect to exist in its favor at the time it signs this Release and that this Release contemplates the extinguishment of any such claim or claims. Hibernia shall forever refrain and forbear from commencing, instituting or prosecuting any lawsuit, action, claim or proceeding before or in any court or arbitration proceeding against Executive or naming or joining Executive as a party to collect or enforce any claims or causes of action which are released and discharged hereby. Hibernia hereby acknowledges and agrees that it has knowingly relinquished, waived and forever released any and all other remedies that might be available to it, including without limitation, claims for contract damages, punitive damages and attorneys' fees or expenses of litigation.

         C. Successors and Assigns. This Release shall be binding upon, inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, successors, heirs, distributes, devisees and legatees. This Release shall also be binding upon, inure to the benefit of and be enforceable by any successor to Hibernia by reason of any merger, consolidation or sale of assets, dissolution, reorganization or other form of business combination by Hibernia.

         D. Knowing and Voluntary. Executive acknowledges that he has obtained separate legal counsel with respect to the terms and conditions of this Release, that he has reviewed the terms and conditions of this Release, that he understands its terms and that he has executed this Release voluntarily and without any coercion, undue influence, threat or intimidation of any kind whatsoever.

         E. Arbitration. Any dispute, controversy or claim arising out of or relating to this Release shall be resolved exclusively through binding arbitration conducted by three arbitrators in accordance with the rules of the American Arbitration Association then in effect. The parties agree that any arbitration proceeding shall be conducted in New Orleans, Louisiana and consent to exclusive jurisdiction and venue there. The award of the arbitrators shall be final and binding, and the parties waive any right to appeal the arbitral award, to the extent that a right to appeal may be lawfully waived. Each party retains the right to seek judicial assistance to compel arbitration and to enforce any decision of the arbitrators, including but not limited to the final award.

         F. Entire Agreement. This Release and the Agreement shall constitute the entire agreement between Hibernia and Executive with respect to the subject matter hereof and supersede all prior arrangements or understandings with respect to the subject matter hereof, written or oral. Any subsequent alteration in, or variance from, any term or condition of this Release shall be effective only if executed in writing and signed by Executive and Hibernia. Nothing in this Release expressed or implied is intended to confer upon any person, other than Hibernia, Executive, their respective successors and the Releasees, any rights, remedies, obligations or liabilities under or by any reason of this Release.

         G. Choice of Law. This Release, and the rights and obligations of the parties hereto, shall be governed and construed in accordance with the laws of the State of Louisiana without consideration of the conflicts of laws provisions thereof.

         H. Counterparts. This Release may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

         THIS MUTUAL RELEASE was executed in multiple counterparts, each of which shall be deemed an original, as of this 31st day of January, 2001.

WITNESSES:                          HIBERNIA CORPORATION

__________________                  By:  _________________________
Name:  ___________
         (please print)

Name:  ___________
         (please print)


                                    HIBERNIA NATIONAL BANK

__________________
Name:  ___________                  By:  _________________________
         (please print)


__________________
Name:  ___________
         (please print)


                                    EXECUTIVE:

__________________                  __________________
Name:  ___________
         (please print)

__________________
Name:  ___________
         (please print)

                    CONTRACT BUYOUT AND SEPARATION AGREEMENT

                                   APPENDIX C

                 Form of Option Agreement for Additional Options

EXHIBIT 10.47

                              HIBERNIA CORPORATION
                    2001 NONQUALIFIED STOCK OPTION AGREEMENT

         THIS NONQUALIFIED STOCK OPTION AGREEMENT (the "Agreement") is made and entered into by and between Hibernia Corporation, a corporation organized and existing under the laws of the State of Louisiana (the "Company"), and Stephen
A. Hansel ("Employee"), to be effective as of January __, 2001 (the "Effective Date"). This Agreement is intended to constitute an individual stock option plan and is not made under the Long Term Incentive Plan of the Company.

         1. Grant. As of the Effective Date, the Board of Directors of the Company (the "Board"), or a committee of the Board, has granted to Employee a nonqualified (or nonstatutory) stock option to purchase 250,000 shares (the "Shares") of Class A no par value common stock issued by the Company (the "Common Stock") at a price of $_____ per share, which is the Fair Market Value (as defined below) of the Common Stock as of the date of grant (the "Exercise Price").

         2. Time of Exercise. Except as expressly provided herein, this option shall vest on and be exercisable by Employee at any time on or after July __, 2001 [insert date that is 6 months after the grant] (the "Vesting Date"), whether or not at the Vesting Date or thereafter Employee continues as an employee of the Company; provided, however, that no part of this option may be exercised after January 31, 2006 (the "Expiration Date").

         3. Early Forfeiture. If Employee does not execute Appendix B, Mutual Release, to that certain Contract Buyout and Separation Agreement dated January __, 2001, by and among the Company, Hibernia National Bank and Employee, such Mutual Release to be dated and executed as of January 31, 2001, this option shall automatically expire and be deemed forfeited as of such date, without the requirement of further notice or the payment of compensation.

         4. Death. If Employee dies prior to the date on which this option is exercised, forfeited or expires, the option shall become immediately exercisable in full on the date of Employee's death (if such death takes place before the Vesting Date) and Employee's legal representative shall be entitled to exercise this option during the one-year period immediately following Employee's death, but in no event later than the Expiration Date.

         5. Method of Exercise. This option may be exercised during Employee's lifetime only by the Employee. This option, to the extent exercisable, shall be exercised, in whole or in part, by the delivery to the Company of written notice of such exercise, in such form as the Board, or a committee of the Board, may from time to time prescribe, accompanied by full payment of the Exercise Price and any amounts required to be withheld pursuant to applicable income or employment tax laws in connection with such exercise with respect to that portion of this option being exercised. The value of the Shares for this purpose shall be the Fair Market Value of such Shares on the date of exercise. The date of proper delivery to the Company of such notice shall be the date of exercise of this option. Unless and until the Company notifies Employee to the contrary, the form attached to this Agreement as Exhibit A shall be used to exercise this option.

         Upon the exercise of this option, in whole or in part, Employee may pay the Exercise Price in cash, by delivering duly endorsed certificates representing Common Stock having a Fair Market Value on the date of exercise equal to that portion of the Exercise Price being paid by delivery of such Common Stock, or through a combination of cash and Common Stock; provided, however, that no Common Stock that has not been held for at least six months prior to the date of exercise or such other period as may be specified by the Board, or a committee of the Board, may be used to pay any portion of the Exercise Price.

         Delivery of certificates representing the purchased Shares of Common Stock shall be made by the Company reasonably promptly after receipt by the Company of notice and all amounts described above required to be submitted to the Company upon the exercise of this option; provided, however, that the Company's obligation to deliver certificates may be postponed, in the sole discretion of the Board or a committee thereof, for any period necessary to list, register or otherwise qualify the purchased Shares under Federal securities laws or any applicable state securities law.

         The exercise, in whole or in part, of this option shall cause a reduction in the number of unexercised Shares for which this option can subsequently be exercised equal to the number of Shares with respect to which this option is exercised.

         6. Taxes. This option is intended to be a nonstatutory (or nonqualified) option and is not an incentive stock option within the meaning of section 422 of the Internal Revenue Code of 1986, as amended. This option shall be subject to income and employment taxes. By execution below, Employee acknowledges that he has been encouraged to obtain personal tax advice prior to the exercise of this option or the disposition of the Shares acquired on the exercise of this option and that the Company has not provided tax advice to Employee or otherwise guaranteed the tax consequences of this option or the Shares.

         Employee may elect to have Common Stock otherwise issuable to him on the exercise of this option withheld for the payment of Federal and state income and employment taxes due by notifying the Company (through the office of the Company's corporate Secretary), in writing, at the time of exercise. Such income tax withholding shall be made at a rate not in excess of the highest rate applicable to supplemental wage payments under Section 3402 of the Internal Revenue Code of 1986, as amended. Common Stock withheld shall be valued at Fair Market Value, determined as of the date of exercise.

         7. Change of Control. Notwithstanding any provision of this Agreement to the contrary, upon the occurrence of a Change of Control (as defined below) on or before the Vesting Date, this option shall vest in full and remain exercisable until the Termination Date.

         8. No Assignment. This option shall not be subject in any manner to sale, transfer, pledge, assignment or other encumbrance or disposition, whether by operation of law or otherwise and whether voluntarily or involuntarily, except by will or the laws of descent and distribution.

         9. Recapitalization. This option shall be subject to adjustment by the Board, or a committee of the Board, acting in its sole discretion, as to the number and price of Shares covered by this option in the event of changes in the outstanding Common Stock of the Company by reason of stock dividends, stock splits, reverse stock splits, reclassifications of stock, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, acquisitions, dispositions, spin-offs, spin-outs, split-ups, splitoffs, other distributions of assets to shareholders, or assumptions and conversions of outstanding options, grants, awards, or similar rights or obligations of other business enterprises resulting from an acquisition on the part of the Company.

         10. Employment Rights. Neither this Agreement, any term or provision of this Agreement, the grant of this option, nor the exercise of this option shall be deemed to confer upon Employee any right to continue in the employ of the Company or any affiliate or interfere, in any manner, with the right of the Company or an affiliate to terminate Employee's employment, whether with or without cause, in its sole discretion.

         11. Rights as Shareholder. Employee shall have no rights as a shareholder of the Company with respect to any Shares subject to this option until and unless a certificate or certificates representing such Shares are issued to Employee pursuant to this Agreement. No adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates.

         12. Amendment and Modification. The terms and conditions set forth herein may be amended by the written consent of the parties hereto.

         13. Inurement. This Agreement shall be binding upon and shall inure to the benefit of Employee and to the benefit of the Company, including respective heirs, executors, administrators, successors and assigns.

         14. Governing Law. This Agreement is governed by the internal laws of the State of Louisiana, without regard to the conflicts of law provisions thereof, in all respects, including matters of construction, validity and performance.

         15. Investment Intent; Status as Accredited Investor. Employee is acquiring this option and the underlying Common Stock for his own account and not with a view to a distribution of this option or the Common Stock issuable upon the exercise of this option within the meaning of Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act"). Employee is an "accredited investor" as defined in Regulation D under the Securities Act.

         16. Additional Requirements. Employee acknowledges that the Common Stock acquired pursuant to the exercise of this option may bear such legends as the Company deems appropriate to comply with applicable Federal or state securities laws. In connection therewith and prior to the issuance of such Shares, Employee may be required, and hereby agrees, to deliver to the Company such other documents as may be reasonably requested by the Company to ensure compliance with applicable Federal or state securities laws.

         17. Registration of Option. Employee agrees, for himself and his successors, that this option may not be exercised at any time that the Company does not have in effect a registration statement under the Securities Act relating to this option and the exercise thereof. The Company shall prepare and file a registration statement on Form S-8 under the Securities Act providing for the registration of this option. The Company shall pay all of the legal, accounting, printing, filing and other fees and expenses associated with such registration. The Company shall not be required to file more than one registration statement hereunder. The Company may withdraw such registration statement upon the earlier to occur of (i) the Expiration Date, (ii) the forfeiture or other termination of this option or (iii) the exercise in full of this option.

         18. Restricted Securities. The Common Stock to be acquired by Employee upon the exercise of this option is a "restricted security" under Rule 144 of the Securities Act. The Common Stock to be acquired by Employee upon the exercise of this option has not been registered under the Securities Act and may only be sold or disposed of pursuant to the filing of a registration statement or in compliance with the terms of Rule 144 and shall bear a legend to that effect. The Company has no obligation to file a registration statement with respect to such Shares.

         19. Interpretation and Administration. Employee agrees that the terms and conditions of this Agreement shall be construed by the Board or a committee of the Board, and that any determination of the Board or such committee shall be conclusive and binding on all parties claiming an interest in this option.

         20. Reservation of Shares. An aggregate of 250,000 shares of Common Stock have been reserved for issuance hereunder, which shares shall consist solely of the Company's treasury shares.

         21. Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:

               (a) "Fair Market Value" of a share as of a specified date means the average of the high and low sale prices per share of Common Stock reported on the New York Stock Exchange Composite Tape on that date, or if no prices are so reported on that date, on the last preceding date on which such prices are so reported. If the Common Stock is not listed on the New York Stock Exchange at the time a determination of Fair Market Value is required to be made hereunder, its Fair Market Value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices per share, as determined by the Board, or a committee of the Board, of the Common Stock on the most recent date on which the Common Stock was publicly traded. In the event that shares of Common Stock are not publicly traded at the time a determination of Fair Market Value is required to be made hereunder, the determination of Fair Market Value shall be made by the Board, or a committee of the Board, pursuant to a reasonable method adopted by the Board or such committee in good faith for such purpose.

               (b) "Change of Control" shallmean (i) a person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, becomes the beneficial owner of shares of the Company having 50% or more of the voting power of the Company, (ii) the Company sells or disposes of all or substantially all of its assets or substantially all of the assets of Hibernia National Bank, or (iii) during any period of two consecutive calendar years, the individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election, by the Company's shareholders of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period.

         22. No  Fractional  Shares.  No   fractional  shares  shall  be  issued
upon the exercise of all or any portion of this option.

         23. Committee of the Board. Any determination, interpretation or other action required or permitted to be taken by the Board hereunder may be taken by a committee appointed by the Board.

         24. Extinguishment of Obligation. By execution below, Employee acknowledges that this option satisfies and extinguishes, in full, the Company's obligations to Employee set forth in paragraph D of Appendix A to that certain Contract Buyout and Separation Agreement by and among Employee, the Company and Hibernia National Bank dated as of January __, 2001. Employee further acknowledges that this option constitutes sufficient consideration for the restrictive covenants and proscriptions set forth therein.

                                                   HIBERNIA CORPORATION

                                                   By:_________________


                                                   Its:________________





                          ACKNOWLEDGMENT AND AGREEMENT

         I acknowledge that the option to acquire shares of Common Stock granted to me hereunder shall be subject to the terms and conditions of this Agreement. By execution of this Agreement, I further acknowledge that no member of the Board or any committee of the Board shall be liable for any action or determination taken in good faith with respect to the option grant hereunder or the interpretation of terms and conditions of this Agreement.

                                                   _____________________________
                                                   Stephen A. Hansel
                                                   Dated as of January __, 2001

                                    Exhibit A

                               EXERCISE OF OPTION

Secretary
Hibernia Corporation
313 Carondelet Street

New Orleans, Louisiana 70130


         The undersigned Optionee under the 2001 Nonqualified Stock Option Agreement dated January __, 2001 between Hibernia Corporation and Stephen A. Hansel (the "Agreement"), hereby irrevocably elects to exercise the Stock Option granted in the Agreement to purchase _____________ shares of Class A Voting
Common stock of Hibernia Corporation, no par value ("Shares"), and herewith makes payment of $_____________ in the form of _______________ [cash, Shares, cash plus Shares (indicate amount of each)].

Dated:__________________
        _______________________________
                                                      (Signature of Optionee)


Date Received by Hibernia Corporation: ______________________

Received by: ________________________________________________

[Note: Shares being delivered in payment of all or any part of the exercise price must be represented by certificates registered in the name of the Optionee and duly endorsed by the Optionee and by each and every other co-owner in whose name the Shares may also be registered.]

                  Name*(PleasePrint):___________________________________________

                  Home Address:_________________________________________________

                  ______________________________________________________________

                  SocialSecurity No.:___________________________________________


*As stock should be registered

                    CONTRACT BUYOUT AND SEPARATION AGREEMENT
                                   APPENDIX D

                                 Restricted Area



Allen Parish
Ascension Parish
Assumption Parish
Avoyelles Parish
Bossier Parish
Caddo Parish
Calcasieu Parish
Cameron Parish
Claiborne Parish
De Soto Parish
East Baton Rouge Parish
East Carroll Parish
Iberia Parish
Jefferson Parish
Jefferson Davis Parish
Lafayette Parish
Lafourche Parish
Livingston Parish
Madison Parish
Morehouse Parish
Orleans Parish
Ouachita Parish
Rapides Parish
St. Bernard Parish
St. Charles Parish
St. John the Baptist Parish
St. Mary Parish
St. Tammany Parish
Tangipahoa Parish
Terrebonne Parish
Vermilion Parish
Washington Parish
Webster Parish
West Carroll Parish